UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 12, 2005
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K fýling is intended to simultaneously satisfy the fýling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 12, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Too, Inc. (the “Company”) took the following action:
Awards under Incentive Compensation Plan for the Fall Season 2005
     The Company’s executive officers are eligible to receive cash incentives under the Company’s Incentive Compensation Plan (the “IC Plan”) for the Fall Season 2005 (Q3 and Q4 of fiscal 2005) based upon one or more objective financial performance criteria selected by the Compensation Committee. The cash incentive is based on a percentage of base salary if performance goals are met for the Fall Season 2005. Any awards for the Fall Season 2005 will be weighted at 60%, while the awards paid out for the Spring Season 2005 are weighted at 40%, of the total amount of any cash awards made under the IC Plan for fiscal 2005. The Compensation Committee determined that the performance criterion for the Fall Season 2005 will be Operating Income, and approved the following threshold, target, and maximum payouts based on specified levels of Operating Income for the following executive officers:

	Payout as a Percentage of Base Salary (x 60%)
	Threshold	Target	Maximum
Michael W. Rayden	24%	120%	240%
Chairman of the Board, President, and Chief Executive Officer
William E. May	14%	70%	140%
Executive Vice President and Chief Operating Officer
Poe A. Timmons	9%	45%	90%
Senior Vice President and Chief Financial Officer
Scott M. Bracale	13%	65%	130%
Executive Vice President and Chief Operating Officer, Limited Too
Sally A. Boyer	14%	70%	140%
President and General Manager, Justice
Paula M. Damaso	12%	60%	120%
Executive Vice President - Merchandising, Design and Fashion, Limited Too

	Payout as a Percentage of Base Salary (x 60%)
	Threshold	Target	Maximum
Joan E. Munnelly	11%	55%	110%
Executive Vice President - Merchandising, Design and Fashion, Justice
Ronald Sykes	10%	50%	100%
Senior Vice President - Human Resources
     No payment will be made for performance below the threshold level of Operating Income.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOO, INC.
Date: August 17, 2005	By:	/s/ Poe A. Timmons

Poe A. Timmons Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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